                                                            Exhibit 3.29


                            CERTIFICATE OF AMENDMENT
                                       OF
                       EQUISTAR BELLEVUE COMPANY, L.L.C.



     1. The name of the limited liability company is: EQUISTAR BELLEVUE COMPANY, L.L.C.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:

     "2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: The Corporation Trust Company."

     3. This Certificate of Amendment shall be effective on July 1, 1998.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of EQUISTAR BELLEVUE COMPANY, L.L.C. this 24th day of June, 1998.



                                                  /s/ Christopher L. Bennett
                                                  --------------------------
                                                      Christopher L. Bennett
                                                  By: Authorized Person

                            CERTIFICATE OF FORMATION

                                       OF

                       EQUISTAR BELLEVUE COMPANY, L.L.C.


     This Certificate of Formation of EQUISTAR BELLEVUE COMPANY, L.L.C. (the "LLC"), dated as of June 7, 1995, is being duly executed and filed by Paul W. Whetsell, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et. seq.).

     FIRST. The name of the limited liability company formed hereby is EquiStar Bellevue Company, L.L.C.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o United Corporate Services, Inc., 13 East North Street, Dover, Delaware 19901.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                        /s/ Paul W. Whetsell
                                        ------------------------------
                                        Paul W. Whetsell
                                        Authorized Person